UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2011

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Pike Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 624-7930

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 7, 2011 Washington Federal, Inc. (the “Company”) announced that all unissued shares under its 2001 Long-Term Incentive Plan will be cancelled upon the Stockholders’ approval of the 2011 Incentive Plan. The 2001 Long-Term Incentive Plan is due to expire on September 24, 2011 and will be replaced by the 2011 Incentive Plan, if approved. The 2011 Incentive Plan is recommended for approval by the board of directors at the January 19, 2011 Annual Meeting of Stockholders.

On January 7, 2011 the company had 2,169,410 shares remaining available for issuance. At December 31, 2010 the company had 2,590,355 options outstanding with a weighted average exercise price of $20.18 and a weighted average contractual life of 5 years, and 310,832 shares of restricted stock outstanding.

Details of the plan are included in the Company’s proxy statement dated December 10, 2010, which is available at www.washingtonfederal.com.

If shareholders have further questions about the proposed incentive plan, contact Mr. Ed Hedlund, Executive Vice President and Corporate Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON FEDERAL, INC.

Dated: January 7, 2011	By:	/S/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and
Chief Financial Officer